FIRST AMENDMENT TO INDUSTRIAL LEASE AGREEMENT

THIS FIRST AMENDMENT TO INDUSTRIAL LEASE AGREEMENT (“First Amendment”) is made this 16th day of November, 2012, by and between PS BUSINESS PARKS, L.P., a California limited partnership (“Landlord”) and TECHNEST INC., a Delaware corporation, and ACCELPATH, INC., Delaware corporation, jointly and severally (collectively, “Tenant), successor in interest to Technest Holdings, Inc. and Technest, Inc. (collectively, the “Original Tenant”), the original Tenant under the Lease.

WITNESSETH:

WHEREAS, Landlord and the Original Tenant, Tenant’s predecessor in interest, entered into that certain Industrial Lease Agreement dated December 7, 2011 (the "Lease"), pursuant to which Tenant leased that certain premises in the building located at 350 – 364 Christopher Avenue, Gaithersburg, Maryland (the “Building”), said premises containing One Thousand Nine Hundred Fifty-Seven (1,957) rentable square feet of space known as 352A Christopher Avenue (the "Premises”);

WHEREAS, the Term of the Lease is currently scheduled to expire as of December 31, 2012; and

WHEREAS, a merger (the “Merger”) occurred between Technest Holdings, Inc. and Accelpath, Inc.; and

WHEREAS, Landlord and Tenant desire to amend the Lease to (i) acknowledge the Merger, (ii) extend the Term of the Lease, and (iii) amend certain other terms and conditions of the Lease as herein provided.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to the following:

1.        Recitals.  The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

2.        Capitalized Terms.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.  From and after the date hereof, the Lease and this First Amendment shall be known collectively as the “Lease”.

3.        Assignment and Assumption.    Tenant hereby represents and warrants to Landlord that Technest Holdings, Inc., was merged with and into Accelpath, Inc. (“Accelpath”), a wholly owned subsidiary of Technest Holdings, Inc., pursuant to a Plan of Merger (the “Merger Agreement”) dated as of May 1, 2012, for the purposes of changing its domicile from Nevada to Delaware.  Accelpath was the surviving entity of such merger.  Tenant hereby acknowledges and agrees that the Lease was assigned to Accelpath, Inc. as part of the Merger Agreement.  Tenant now hereby agrees to accept said assignment, sale, transfer and conveyance of the Lease and the Premises and hereby covenants and agrees, for the benefit of Landlord, to continue to pay all rent and other sums payable by Tenant under the Lease, and to keep, perform and be bound by all of the terms, covenants and conditions required to be performed by Tenant under the Lease.

4.        Term.  The Lease Term is hereby extended for a period of one (1) year commencing January 1, 2013 (the “Renewal Date”) and expiring December 31, 2013 (inclusively, the “Renewal Term”), unless terminated sooner pursuant to the provisions of the Lease or hereof.

5.        Rent.  Notwithstanding anything to the contrary contained in the Lease, commencing on the Renewal Date, Tenant shall pay Base Rent with respect to the Premises at the times and in the manner set forth in Section 2 of the Lease at the rate of One Thousand Two Hundred Thirty-Seven and 00/100 Dollars ($1,237.00) per month for each and every month of the Renewal Term.  Tenant shall remain obligated to pay all Additional Rent in accordance with the terms and provisions of the Lease during the Renewal Term.  Subject to adjustment in accordance with Exhibit D attached to the Lease, during the Renewal Term Tenant’s estimated payment of Tenant’s Proportionate Share of Operating Expenses shall be Seven Hundred Eighty and 87/100 Dollars ($780.87) per month.

6.        As-Is Condition.  Tenant is currently in occupancy of the Premises and hereby agrees to accept the Premises in its “as-is” condition existing on the Renewal Date and Landlord shall have no obligation to make any improvements to the Premises during the Renewal Term.

7.        Miscellaneous.  The Renewal Option granted to Tenant pursuant to Section 28.01 of the Lease has expired by its terms.  Accordingly, Section 28.01 of the Lease is hereby deleted in its entirety and shall be of no further force and effect.

8.        Brokers.  Tenant represents and warrants to Landlord that Tenant has not had any dealings or entered into any agreements with any person, entity, realtor, broker, agent or finder in connection with the negotiation of this First Amendment other then JAY CLOGG REALTY GROUP, INC. Tenant shall indemnify and hold Landlord harmless from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys’ fees) or liability for any compensation, commission or charges claimed by any other realtor, broker, agent or finder claiming to have dealt with Tenant in connection with this First Amendment.

9.        Reaffirmation of Terms.  Except as amended herein, all of the terms, covenants and provisions of the Lease are hereby confirmed and ratified and shall remain unchanged and in full force and effect.

10.      Representations.  Tenant hereby represents and warrants to Landlord that Tenant (i) is not in default of any of its obligations under the Lease and that such Lease is valid, binding and enforceable in accordance with its terms, (ii) has full power and authority to execute and perform this First Amendment, and (iii) has taken all action necessary to authorize the execution and performance of this First Amendment.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

LANDLORD:

PS BUSINESS PARKS, L.P.,
a California limited partnership

By:	PS Business Parks, Inc., a California
corporation
Its:	General Partner

	By:	/s/Eugene Uhlman
Eugene R. Uhlman
Regional Manager

TENANT:

TECHNEST, INC.,
a Delaware corporation

By:	/s/Shekhar Wadekar

Name:	Shekhar Wadekar

Title:	CEO

ACCELPATH, INC.,
a Delaware corporation

By:	/s/ Shekhar Wadekar

Name:	Shekhar Wadekar

Title:	CEO

3